                                                                      EX-99.B(e)

                                   Appendix A

Funds of Wells Fargo Funds Trust Covered by This Agreement

1.  Asset Allocation Fund
2.  California Limited Term Tax-Free Fund
3.  California Tax-Free Fund
4.  California Tax-Free Money Market Fund
5.  California Tax-Free Money Market Trust
6.  Cash Investment Money Market Fund
7.  Colorado Tax-Free Fund
8.  Diversified Bond Fund
9.  Diversified Equity Fund
10. Diversified Small Cap Fund
11. Equity Income Fund
12. Equity Index Fund
13. Equity Value Fund
14. Government Institutional Money Market Fund
15. Government Money Market Fund
16. Growth Balanced Fund
17. Growth Equity Fund
18. Growth Fund
19. High Yield Bond Fund
20. Income Fund
21. Income Plus Fund
22. Index Allocation Fund
23. Index Fund
24. Inflation-Protected Bond Fund
25. Intermediate Government Income Fund
26. International Equity Fund
27. Large Cap Appreciation Fund
28. Large Cap Value Fund
29. Large Company Growth Fund
30. Limited Term Government Income Fund
31. Liquidity Reserve Money Market Fund
32. Minnesota Money Market Fund
33. Minnesota Tax-Free Fund
34. Moderate Balanced Fund
35. Money Market Fund
36. Money Market Trust
37. Montgomery Emerging Markets Focus Fund
38. Montgomery Institutional Emerging Markets Fund
39. Montgomery Mid Cap Growth Fund/1/
40. Montgomery Short Duration Government Bond Fund
41. Montgomery Small Cap Fund
42. Montgomery Total Return Bond Fund
43. National Limited Term Tax-Free Fund
44. National Tax-Free Fund
45. National Tax-Free Institutional Money Market Fund
46. National Tax-Free Money Market Fund

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/1/ Name change of the Mid Cap Growth Fund to the Montgomery Mid Cap Growth Fund will take effect following the closing of the reorganization of the Montgomery Funds into the Wells Fargo Funds, effective on or about June 2003.

47. National Tax-Free Money Market Trust
48. Nebraska Tax-Free Fund
49. Outlook Today Fund
50. Outlook 2010 Fund
51. Outlook 2020 Fund
52. Outlook 2030 Fund
53. Outlook 2040 Fund
54. Overland Express Sweep Fund
55. Prime Investment Institutional Money Market Fund
56. Prime Investment Money Market Fund
57. SIFE Specialized Financial Services Fund
58. Small Cap Growth Fund
59. Small Cap Opportunities Fund
60. Small Company Growth Fund
61. Small Company Value Fund
62. Specialized Health Sciences Fund
63. Specialized Technology Fund
64. Stable Income Fund
65. Strategic Growth Allocation Fund
66. Strategic Income Fund
67. Tactical Maturity Bond Fund
68. Treasury Plus Institutional Money Market Fund
69. Treasury Plus Money Market Fund
70. WealthBuilder Growth and Income Portfolio
71. WealthBuilder Growth Balanced Portfolio
72. WealthBuilder Growth Portfolio
73. 100% Treasury Money Market Fund

Approved by the Board of Trustees: March 26, 1999, as amended May 9, 2000, July 25, 2000, February 6, 2001, May 8, 2001, August 7, 2001, November 6, 2001,
November 27, 2001, December 23, 2001, February 5, 2002, May 7, 2002, November 5, 2002, February 4, 2003 and May 6, 2003.

Most recent annual approval date: August 6, 2002.

                                       B-2